UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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AMERICAN DG ENERGY INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMERICAN DG ENERGY INC.
45 First Avenue
Waltham, Massachusetts 02451

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 28, 2016

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on June 28, 2016
The Proxy Statement and 2015 Annual Report are available at www.americandg.com

To the Stockholders of American DG Energy Inc.:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders of American DG Energy Inc., a Delaware corporation, or the Company, we, our or us, will be held at 45 First Avenue, Waltham Massachusetts, on Tuesday, June 28, 2016 at 1:00 p.m. local time for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect seven (7) directors of the Company to serve a term of one (1) year or until their successors are duly elected and qualified;

2.
To ratify the selection by the Audit Committee of our Board of Directors, or the Board, of the firm of Wolf & Company, P.C., or Wolf, as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	To approve the non-binding advisory proposal regarding executive compensation; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponements of the Annual Meeting.

Only stockholders of record at the close of business on April 29, 2016 are entitled to notice of and to vote at the 2016 Annual Meeting of Stockholders of the Company, or the Annual Meeting, or any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting, and at the office of the secretary of the Company, 45 First Avenue, Waltham, Massachusetts 02451, for a period of ten (10) days prior to the Annual Meeting.

Whether or not you intend to attend the meeting in person, please ensure that your shares of the Company’s common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning the enclosed proxy card to our tabulation agent in the enclosed, self-addressed envelope, which requires no postage if mailed in the United States. Directions to the Annual Meeting are available by calling Investor Relations at (781) 522-6000.

By Order of the Board,

John N. Hatsopoulos
Co-Chief Executive Officer

Waltham, Massachusetts
April 29, 2016

AMERICAN DG ENERGY INC.
45 First Avenue
Waltham, Massachusetts 02451

PROXY STATEMENT FOR THE
2016 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:    Who is soliciting my proxy?

A:    The Board.

Q:    Where and when is the Annual Meeting?

A:	The Annual Meeting will be held at headquarters of American DG Energy Inc. 45 First Avenue, Waltham Massachusetts, on June 28, 2016 at 1:00 p.m. local time.

Q:    Who can vote at the Annual Meeting?

A:
All stockholders of record at the close of business on April 29, 2016, or the Record Date, will be entitled to notice of and to vote at the Annual Meeting. If on that date your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. If on that date your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent. As of the close of business on the Record Date, 50,684,095 shares of our common stock were outstanding.

Q:    What constitutes a quorum for the meeting?

A:
A quorum is required for stockholders to conduct business at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to establish a quorum at the Annual Meeting. On the Record Date there were 50,684,095 shares of our common stock outstanding. Shares present, in person or by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal, and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a customer's shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum for the transaction of business at the meeting. Each of these categories will be tabulated separately.

Q:    What am I voting on?

A:    You are voting on the following proposals:

1.	To elect seven (7) directors of the Company to serve a term of one (1) year or until their successors are duly elected and qualified; and

2.	To ratify the selection by the Audit Committee of our Board of the firm of Wolf as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

3.	A non-binding proposal regarding the Company's executive compensation.

Q:    How many votes do I have and how are votes counted?

A:
Each share of our common stock is entitled to one vote on matters brought before the Annual Meeting. With respect to Proposal 1, you may either vote "FOR" or "WITHHOLD" authority to vote for each of the nominees for the Board of

Directors. Shares present at the meeting or represented by proxy where the shareholder properly withholds authority to vote for such nominee and broker non-votes will not be counted toward such nominee's achievement of a plurality. With respect to Proposal 2, you may vote "FOR", "AGAINST" or "ABSTAIN" on the ratification of our auditor. If you abstain from voting on Proposal 2, your vote will have no effect on the outcome of the vote on the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter and, accordingly, broker non-votes will have no effect on the vote for this proposal. With respect to Proposal 3, you may vote "FOR", "AGAINST" or "ABSTAIN" the Company's proposal regarding executive compensation. If you abstain from voting on Proposal 3, your vote will have no effect on the outcome of the vote on the proposal. Broker non-votes will have no effect on the vote for Proposal 3.

Q:    My shares are held in the “street name.” Will my broker vote my shares?

A:
If you hold your shares in “street name,” your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. If you do not give your broker or nominee specific instructions on such a matter, your shares may not be voted. Shares of common stock represented by “broker non-votes” will, however, be counted in determining whether there is a quorum.

Q:    Will abstentions and broker non-votes affect the voting results?

A:
A "broker non-vote" occurs on an item when a broker identified as the record holder of shares is not permitted by the rules of the New York Stock Exchange, or the NYSE, to vote on that item without instruction from the beneficial owner of the shares and no instruction has been received with respect to that item. Under the NYSE rules, brokers may vote on "routine" matters even without instructions from the street name holder. The election of directors is not a "routine" matter for purposes of broker voting. If you do not instruct your broker how to vote with respect to Proposal 1, your broker may not vote with respect to Proposal 1 and your shares will be counted as "broker non-votes." The ratification of the selection of our independent registered public accounting firm for the fiscal year ending December 31, 2016 is a routine matter; therefore, there will be no broker non-votes in connection with that matter.

Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect the proposals that are being submitted to the stockholders at the Annual Meeting.

Q:    How does the Board recommend that I vote on the proposals?

A:
The Board recommends that you vote “FOR ALL NOMINEES” on Proposal 1, to elect seven (7) directors of the Company to serve a term of one (1) year or until their successors are duly elected and qualified; "FOR" on Proposal 2, to ratify the selection by the Audit Committee of our Board of Wolf as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and "FOR" on Proposal 3 regarding approval of executive compensation.

Q:    What should I do now?

A:
Carefully read this document and determine how you want to vote. Stockholders may deliver their proxies either electronically over the internet as outlined in the Notice of Internet Availability or by requesting, completing and submitting a properly signed paper proxy card as outlined in the Notice of Internet Availability. If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors.

Q:    Can I change my vote after I have mailed my signed proxy card?

A:
Yes. You can change your vote in one of three ways, at any time before your proxy is voted at the Annual Meeting, by (a) revoking your proxy by written notice to our Corporate Secretary stating that you would like to revoke your proxy, (b) completing and submitting a new proxy card bearing a later date, or (c) attending the Annual Meeting and voting in person.

Q:	Who will bear the cost of this solicitation?

A:
The Company will pay for the cost of soliciting proxies and may reimburse brokerage firms and others for their expenses in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but our regular employees may, without additional compensation, solicit proxies personally by telephone, e-mail or fax.

Q:	Whom should I contact with questions?

A:
If you have any questions or if you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact the Investor Relations Department at American DG Energy Inc., 45 First Avenue, Waltham, Massachusetts, 02451, telephone number (781) 522-6000.

GENERAL INFORMATION ABOUT THE MEETING

The close of business on April 29, 2016 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. On that date, the Company's outstanding voting securities consisted of 50,684,095 shares of common stock.

Holders of a majority of the Company's outstanding securities entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the shares present, in person or by proxy, at the Annual Meeting do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

Shares that are voted “FOR,” “AGAINST,” “WITHHOLD AUTHORITY” or “ABSTAIN” will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker “non-votes” (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will also be counted as present for purposes of determining the presence of a quorum.

Under the "Notice and Access Rule" that the Securities and Exchange Commission, or the SEC, has adopted, we are furnishing proxy materials to our stockholders on the Internet rather than mailing printed copies of those materials to each stockholder.  This will help us conserve natural resources and it will save postage, printing and processing costs.  If you received the Notice of Internet Availability of Proxy Materials, or the Notice of Internet Availability, by mail, you will not receive a printed copy of our proxy materials unless you specifically request one.  Instead, the Notice of Internet Availability will instruct you about how you may (1) access and review the Company's proxy materials on the Internet and (2) access your proxy card to vote on the Internet.  We anticipate that we will mail the Notice of Internet Availability to our stockholders on or about May 19, 2016.
The Proxy Materials are available at https://materials.proxyvote.com. Enter the 12-digit control number located on the Notice of Internet Availability or proxy card.

If you wish to receive a paper or email copy of the proxy card to complete and mail to the Company in time for the Annual Meeting, you may request one at any time on or before June 15, 2016. You may vote your shares over the Internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability you receive in the mail, by completing and returning a proxy card, or by attending the Annual Meeting and voting in person. Votes provided over the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on June 27, 2016.

Whether or not you are able to attend the Annual Meeting, the Company urges you to submit your proxy, which is solicited by the Board. You are urged to give instructions as to how to vote your shares. All properly executed proxies delivered pursuant to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the directions given.

We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the persons designated in the enclosed proxy, or the Proxy Agents, will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

Representatives from our public accounting firm were not present at the Company's 2015 Annual Meeting and we do not expect them to be present at the Company’s Annual Meeting in 2016.

The costs of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and the proxy card will be borne by the Company. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company's voting securities. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, either personally or by telephone or facsimile. Except as described above, the Company does not intend to solicit proxies other than by mail.

Our website address is included several times in this Proxy Statement as a textual reference only and the information in the website is not incorporated by reference into this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Subject to the rights of holders of any series of preferred stock to elect directors, the number of directors of the Company is established by the Board. The Board currently consists of seven directors. .

At the Annual Meeting, all nominees are to be elected for one-year terms to serve until the Company's 2017 Annual Meeting of Stockholders, or until their successors are elected and qualified. The Board has selected as nominees the following seven individuals, all of whom are current directors of the Company: Charles T. Maxwell, John N. Hatsopoulos, Deanna M. Petersen, Christine M. Klaskin, John Rowe, Joan Giacinti, and Elias Samaras for election as directors at the Annual Meeting.

The Board knows of no reason why the nominees would be unable or unwilling to serve, but if any such nominee should, for any reason, be unable or unwilling to serve, the proxies will be voted for the election of such other person to the office of director as the Board may recommend in the place of such nominee.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the election of each of the Board's seven nominees to serve as directors of the Company until the 2017 Annual Meeting of Stockholders, or until their successors are elected and qualified.

Voting Information

Proxies solicited by the Board will, unless otherwise directed, be voted to elect the nominees proposed by the Board. A stockholder submitting a proxy may vote for the nominees for election to the Board or may withhold his or her vote from such nominees. Each stockholder will be entitled to one (1) vote for each share of common stock held by the stockholder on the Record Date. Directors are elected by a plurality of votes, and, therefore, if a quorum is present and voting, the seven nominees receiving the highest number of affirmative votes will be elected to the Board. Abstentions and broker non-votes, while included for the purpose of determining the presence of a quorum at the Annual Meeting, will have no effect on the vote. The Proxy Agents will vote your shares “FOR” the nominees unless instructions to the contrary are indicated in the enclosed proxy.

The following table sets forth the directors of the Company who are also nominees for director.

Name	Age	Director Since	Term Expires	Position(s)

Charles T. Maxwell	84	2001	2017	Chairman of the Board
John N. Hatsopoulos	82	2001	2017	Co-Chief Executive Officer and Director
Deanna M. Petersen	54	2010	2017	Director
Christine M. Klaskin	50	2012	2017	Director
John Rowe	70	2013	2017	Director
Joan Giacinti	63	2013	2017	Director
Elias Samaras	62	2015	2017	Director

Nominees and Incumbent Directors

Set forth below are the names of the persons nominated as directors and incumbent directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which they currently hold directorships or have held directorships during the past five years. We have also presented information below regarding each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director.

Nominees for Director

Charles T. Maxwell, age 84, has been our Chairman of the Board since April 2, 2012, and he has been a member of our Board since 2001. He is a widely recognized expert in the energy sector, with over 40 years of experience with a major oil company and two investment firms. He was Senior Energy Analyst with Weeden & Co. of Greenwich, Connecticut, where he advised financial institutions until December 31, 2012. He is a member of the board of directors of Daleco Resources Corporation (OTCQB: DLOV) and Lescarden Inc. (OTC: LCAR). He is a former member of the board of directors of Chesapeake Energy Corp. (NYSE: CHK) and a current member of the board of directors of Tecogen Inc., or Tecogen, an affiliate of the Company. Mr. Maxwell graduated cum laude in political science from Princeton University as a Jadwin Scholar and holds a B.A. from Oxford University as a Marshall Scholar in Middle East languages and history.

The Board has determined that Mr. Maxwell’s prior experience in the energy sector and his extensive experience as a director of public companies qualifies him to be a member of the Board in light of the Company’s business and structure.

John N. Hatsopoulos, age 82, was Chief Executive Officer of the Company from the organization of the Company in July 2001 until he became Co-Chief Executive Officer in October 2014, and has been a member of our Board since July 2001. Since 2010 he has been the Chairman of the Board of EuroSite Power Inc., or EuroSite Power, a subsidiary of the Company, and since 2000 he has been the Chief Executive Officer and a director of Tecogen, an affiliate of the Company, which is a manufacturer of natural gas, engine-driven commercial and industrial cooling and cogeneration systems. Mr. Hatsopoulos is a co-founder of Thermo Electron Corporation, which is now Thermo Fisher Scientific (NYSE: TMO), and the retired President, CFO, and Vice Chairman of the board of directors of that company. He is a member of the Board of Directors of Ilios Inc. or Ilios., and a member of the board directors of GlenRose Instruments Inc. He is a former member of the board of directors of American CareSource Holdings, Inc. (NASDAQ: ANCI), a former member of the board of directors of Agenus Inc. (NASDAQ: AGEN)., and a former Member of the Corporation of Northeastern University. The Company, Tecogen, Ilios, are affiliated companies by virtue of common ownership. Mr. Hatsopoulos graduated from Athens College in Greece, and holds a bachelor’s degree in history and mathematics from Northeastern University as well as honorary doctorates in business administration from Boston College and Northeastern University.

The Board has determined that Mr. Hatsopoulos’s prior experience as co-founder, president and CFO of Thermo Electron Corporation, where he demonstrated leadership capability and garnered extensive expertise involving complex financial matters, and his extensive knowledge of complex financial and operational issues qualify him to be a member of the Board in light of the Company’s business and structure.

Deanna M. Petersen, age 54, has been a member of our Board since 2010. She has been Chief Business Officer at AvroBio since January of 2016. She was Vice President of Business Development for Shire Human Genetic Therapies (NASDAQ: SHPGY) from 2009 until 2015, where she initiates and manages partnering, licensing and merger and acquisition activities worldwide. From 2002 to 2009, Ms. Petersen was Vice President of Business Development for Agenus Inc. (NASDAQ: AGEN), and from 1998 to 2002 she was Vice President and Executive Director of Business Development at Coley Pharmaceutical Group, Inc. Ms. Petersen is on the board of directors for the Massachusetts Biotechnology Association and was previously the Treasurer of the board of directors for the Healthcare Businesswomen’s Association, Boston Chapter. Ms. Petersen holds a Bachelor of Science in Biology from Iowa State University and a Master of Business Administration from the University of Iowa.

The Board has determined that Ms. Petersen’s prior experience in senior operating positions at various companies, where she demonstrated leadership capability and garnered extensive expertise involving complex financial matters, qualify her to be a member of the Board in light of the Company’s business and structure.

Christine M. Klaskin, age 50, has been a member of our Board since 2012. She is the Vice President of Finance, of Agenus Inc. (NASDAQ: AGEN), a biotechnology company developing and commercializing technologies to treat cancers and infectious diseases, since 2006. Ms. Klaskin joined Agenus Inc. in 1996 and has served in various finance positions. From 1987 to 1996, she was with Arthur Andersen LLP, most recently as an audit manager. Ms. Klaskin received a Bachelor of Accountancy from the George Washington University.

The Board has determined that Ms. Klaskin’s prior experience in senior operating positions at various companies, where she demonstrated leadership capability and garnered extensive expertise involving complex financial matters, qualify her to be a member of the Board in light of the Company’s business and structure.

John Rowe, age 70, has been a member of our board since 2013. He is Chairman Emeritus of Exelon Corporation, a utility holding company which he has led since its formation in 2000. Mr. Rowe retired as Chief Executive Officer of Exelon in March 2012. Exelon Corporation is the nation's leading competitive energy provider, with approximately $23.5 billion in annual revenues. Previous roles include chief executive officer positions at New England Electric Systems and Central Maine Power Company. Mr. Rowe served as general counsel of Consolidated Railroad and was a partner in the law firm of Isham, Lincoln and Beale.

The Board has determined that Mr. Rowe's prior experience as chief executive officer at various energy companies, where he demonstrated extensive knowledge of the energy industry, qualify him to be a member of the Board in light of the Company’s business and structure.

Joan Giacinti, age 63, has been a member of our board since 2013. Mr. Giacinti founded the Sofratesa Group, with headquarters in Santo Domingo, Dominican Republic, in 1987. He has been the Chief Executive Officer of the Sofratesa Group since 1987. The group's activities in Latin America include the design, construction, installation, operation and maintenance of high-tech infrastructure projects in transportation such as airports, aeronautics, subways and telecommunications. Sofratesa recently participated in the building and operation of the first subway lines in Santo Domingo, Dominican Republic and Panama City, Panama. In approximately 2012, the group has also expanded into the production of feature films and media in France and Latin America. Mr. Giacinti is a founder of Aerodom, a concessionaire chosen by the Dominican government to develop, operate and manage airports in the Dominican Republic, which in 2008 was acquired by Advent International. Mr. Giacinti is the President of the Caribbean region of the French Trade Councils, “Conseillers du Commerce Exterieur”, and the President for the Americas of the Forum Francophone des Affaires (FFA). He is also decorated with the Ordre national du Mérite by the President of the French Republic. Mr. Giacinti is a graduate from the École des Hautes Études Commerciales de Paris (HEC). Mr. Giacinti is also a member of the board of directors of EuroSite Power, Inc., the Company's subsidiary.

The Board has determined that Mr. Giacinti's prior experience in senior operating positions at various companies, where he demonstrated leadership capability and garnered extensive expertise involving complex financial matters, qualify him to be a member of the Board of Directors in light of the Company’s business and structure.

Elias Samaras, age 62 , has been a member of our board since 2015. Dr. Samaras has been the founder, president and managing director of Digital Security Technologies S.A. since 2004. He was the founder, president, and Managing Director of Plefsus Information Systems S.A. from 2000 to 2004. He was the founder, president, and Managing Director of City Messengers (CTM) Secure Courier Services S.A. from 2000 to 2004. He was also a professor at Columbia University in New York from 1983 to 1988 and an advisor to the United Nations Development Programme on technology issues from 1983 to 1993. Dr. Samaras holds a Master of Science degree from MIT, a Doctor of Philosophy from Columbia University in New York, and an OPM from Harvard Business School. Mr. Samaras was nominated to the board by John N. Hatsopoulos and was identified through his former business relationship with the brother of John N. Hatsopoulos, George Hatsopoulos, who is a former director the Company. Dr. Samaras was nominated to the Board because of the contribution that his technical background, his leadership experience, and his business experience can make to the Board. Dr. Samaras is also the Chief Executive Officer, President, and a member of the board of directors of EuroSite Power Inc., the Company's subsidiary.

There are no family relationships among current members of our Board or executive officers.

CORPORATE GOVERNANCE

Director Nomination Process

The Nominating and Governance Committee will consider recommendations for candidates to the Board from stockholders holding no less than 2% of the outstanding shares of the Company’s voting securities continuously for at least 12 months prior to the date of the submission of the recommendation for nomination. A stockholder that desires to recommend a candidate for election to the Board shall direct the recommendation in writing to American DG Energy Inc., attention: Corporate Secretary, 45 First Avenue, Waltham, Massachusetts, 02451, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock, a statement from the recommending stockholder in support of the candidate, references, particularly within the context of the criteria for Board membership, including issues of character, diversity, skills, judgment, age, independence, industry experience, expertise, corporate experience, length of service, other commitments and the like, and a written indication by the candidate of her/his willingness to serve, if elected. These procedure have not changed since the prior fiscal year.

The Nominating Committee seeks to nominate director candidates who bring diverse experiences and perspectives to our Board. In evaluating candidates, the Nominating Committee’s practice is to consider, among other things, diversity with respect to business experiences, the candidate’s range of experiences with public companies, diversity of gender, race and national origin, education and differences in viewpoints and skills. The Nominating Committee has not formalized this practice into a written policy. Evaluations of potential candidates generally involve a review of the candidate’s background and credentials by the Nominating Committee, interviews with members of the Board/Nominating Committee, the Board/Nominating Committee as a whole, or one or more other Board/Nominating Committee members, and discussions of the Nominating Committee and the Board.

The Nominating and Governance Committee has not formally adopted any specific, minimum qualifications that must be met by each candidate for the Board, nor are there specific qualities or skills that are necessary for one or more of the members of the Board to possess. The Nominating and Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have or have had experience in positions with a high degree of responsibility, (4) are or were leaders in the companies or institutions with which they are or were affiliated, (5) have qualifications that will increase overall Board effectiveness and (6) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. When identifying and evaluating nominees for director, the Nominating and Governance Committee reviews the current composition and size of the Board, reviews qualifications of nominees, evaluates the performance of the Board as a whole, evaluates the performance and qualifications of individual members of the Board eligible for re-election at the Annual Meeting of stockholders, considers such factors as: character; diversity; skills; judgment; age; independence; industry experience; expertise; corporate experience; length of service; other commitments and the like; and the general needs of the Board, including applicable independence requirements. The Nominating and Governance Committee considers each individual candidate in the context of the current perceived needs of the Board as a whole. The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination. All of the members of the Board participate in the consideration of director nominations.

Director Independence

The Company requires that a majority of our Board to be “independent” within the meaning of the NYSE MKT listing requirements including, in the judgment of the Board, the requirement that such directors have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has adopted the following standards to assist it in determining whether a director has a material relationship with the Company. Under these standards, a director will not be considered to have a material relationship with the Company if he or she is not:

a)    a director who is, or during the past three years was, employed by the Company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);

b)    a director who accepted or has an immediate family member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)	compensation for Board or Board committee service;

(ii)	compensation paid to an immediate family member who is an employee (other than an executive officer) of the Company;

(iii)	compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year); or

(iv)	benefits under a tax-qualified retirement plan or non-discretionary compensation;

(c)    a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

(d)    a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

(e)    a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the issuer's executive officers serve on the compensation committee of such other entity; or

(f)    a director who is, or has an immediate family member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the company's audit at any time during any of the past three years.

Ownership of a significant amount of the Company’s stock, by itself, does not constitute a material relationship. For relationships not covered by these standards, the determination of whether a material relationship exists shall be made by the other members of the Board who are independent (as defined above).

Board Leadership Structure

We separate the roles of Co-Chief Executive Officers and Chairman in recognition of the differences between the two roles. Our Co-Chief Executive Officers are responsible for setting the strategic direction for the Company and the overall leadership and performance of the Company. Our Chairman provides guidance to the Co-Chief Executive Officers, sets the agenda for Board meetings, presides over meetings of the full Board and leads all executive meetings of the independent directors. We are a small Company with a small management team, and we feel the separation of these roles enhances high-level attention to our business. Our Board has no lead independent director.

Our Board’s Role in Risk Oversight

The Board oversees the Company's risk management processes directly and through its committees. The Company's management is responsible for risk management on a day-to-day basis. The role of the Board and its committees is to oversee the risk management activities of management. The Audit Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with NYSE MKT requirements, discusses policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors, and corporate governance.

The Board believes that the Company's compensation programs are designed to create appropriate incentives without encouraging excessive risk taking by our employees. In this regard, our compensation structure contains various features intended to mitigate risk. For example:

•
A portion of the compensation package for our sales-based employees consists of commissions for units sold and installed, which package is designed to link an appropriate portion of compensation to long-term performance, while providing a balanced compensation model overall.

•
Members of the Compensation Committee assist the Board in approving the Company's compensation practices and assist the Board in approving executive compensation, annual incentive compensation plans applicable to sales employees and other compensation plans.

The Board, together with members of the Compensation Committee, has determined that the Company does not employ any compensation plans or practices that create incentives for employees to deliver short-term profits at the expense of generating systematic risks for the Company. Based on this, the Company has concluded that the risks associated with the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Meetings and Committees of the Board

The Board currently has three (3) committees: an Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, or the Exchange Act, a Compensation Committee and a Nominating and Governance Committee. The following describes each committee, its current membership, the number of meetings held during fiscal 2015, and its function. All members of these committees are non-employee directors.

The Board held four (4) meetings during the fiscal year ended December 31, 2015. Mr. Maxwell, Mr. John N. Hatsopoulos, Ms. Petersen, Ms. Klaskin, Mr. Rowe, Mr. Giacinti and Mr. Samaras each attended all the Board meetings held during their tenure on the Board during the 2015 fiscal year. The Board has determined that all of its current directors, other than Mr. John N. Hatsopoulos, are “independent” for purposes of the rules and regulations of the Securities and Exchange Commission, or the SEC, and NYSE MKT listing standards.

The members of the Audit Committee are Mr. Maxwell, Ms. Petersen, and Ms. Klaskin. The Audit Committee held four (4) meetings during the fiscal year ended December 31, 2015. Mr. Maxwell, Ms. Petersen and Ms. Klaskin, attended all the Audit Committee meetings during their term, except Ms. Klaskin missed one meeting. The functions of the Audit Committee include reviewing and supervising the financial controls of the Company, appointing, compensating and overseeing the work of the independent auditors, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of the independent auditors and taking such further actions as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company. The Board has determined that the members of the Audit Committee are “independent” under the rules and regulations of the SEC and the applicable NYSE MKT listing standards. The Board has determined that Mr. Charles T. Maxwell qualifies as an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K. The charter of the Audit Committee is available on the Company’s website at www.americandg.com.

The members of the Compensation Committee are Mr. Maxwell and Ms. Petersen. The Compensation Committee did not hold a meeting during the fiscal year ended December 31, 2015. The Compensation Committee's functions include reviewing with management cash and other compensation policies for employees, making recommendations to the Board regarding compensation matters and determining compensation for the Co-Chief Executive Officers. The Board has determined that the members of the Compensation Committee are “independent” for purposes of SEC and NYSE MKT rules. Our Co-Chief Executive Officers, in consultation with members of the Board, members of the Compensation Committee, and management, are the primary decision makers regarding compensation plans and awards for our directors and executive officers including our President, Co-Chief Operating Officers and Chief Financial Officer. Pursuant to the charter of the Compensation Committee, the Compensation Committee has the authority to retain a compensation consultant to assist the Compensation Committee in the evaluation of executive officer compensation. In 2015, no compensation consultant was engaged for employee or executive compensation. The charter of the Compensation Committee is available on the Company's website at www.americandg.com.

The members of the Nominating and Governance Committee are Mr. Maxwell and Ms. Petersen. The Nominating and Governance Committee did not hold a meeting during the fiscal year ended December 31, 2015. The Nominating and Governance Committee functions are to identify persons qualified to serve as members of the Board, to recommend to the Board persons to be nominated by the Board for election as directors at the Annual Meeting of stockholders and persons to be elected by the Board to fill any vacancies, and recommend to the Board the directors to be appointed to each of its committees. In addition, the Nominating and Governance Committee is responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company (as well as reviewing and reassessing the adequacy of such guidelines as it deems appropriate from time to time) and overseeing the annual self-evaluation of the Board. The Board has determined that the members of the Nominating and Governance Committee are “independent” under the rules and regulations of the SEC and the applicable NYSE MKT listing standards. The charter of the Nominating and Governance Committee is available on the Company’s website at www.americandg.com.

The Company encourages all incumbent directors and nominees for election as director to attend the Annual Meeting of stockholders. The Company, however, does not have a formal policy in place regarding Board members’ attendance at annual meetings of the stockholders of the Company. All directors attended last the 2015 annual meeting of the stockholders of the Company, except for Mr. John Rowe and Mr. Joan Giacinti, whose elections as directors took place after such meeting.

Stockholder Communications with the Board

A stockholder that desires to communicate directly with the Board or one or more of its members concerning the affairs of the Company shall direct the communication in writing to American DG Energy Inc., attention Corporate Secretary, 45 First Avenue, Waltham, Massachusetts, 02451. If such communication is intended for some but not all of the members of the Board, the mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication”. The Corporate Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of the Company, or are otherwise inappropriate. All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all or individual members of the Board. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation

None of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or its compensation committee during the last fiscal year. None of the current members of the compensation committee of our Board of Directors has ever been one of our employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 28, 2016, certain information with respect to the beneficial ownership of the Company's shares of common stock (1) any person (including any “group” as set forth in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, (2) each director, (3) each of the named executive officers and (4) all of our current directors and executive officers as a group. The percentages in the following table are based on 50,684,095 shares of common stock issued and outstanding as of April 28, 2016.

Name and address of beneficial owner (1)	Number of Shares Beneficially Owned	% of Shares Beneficially Owned
5% Stockholders:
The John N. Hatsopoulos 1989 Family Trust (2)	11,636,847	23.0%
RBC cees Nominees Limited (3)	9,678,536	16.5%
George N. Hatsopoulos (4)	6,766,786	13.4%
Nettlestone Enterprises Limited (5)	3,548,140	7.0%
Frost Gamma Investment Trust (6)	2,628,334	5.2%

Directors & Officers:
John N. Hatsopoulos (7)	1,651,987	3.2%
Charles T. Maxwell (8)	1,475,232	2.9%
Deanna M. Petersen (9)	35,507	0.1%
Joan Giacinti (10)	204,497	0.4%
Benjamin Locke (11)	115,418	0.2%
Christine M. Klaskin (12)	101,000	0.2%
John Rowe (13)	245,842	0.5%
Elias Samaras (14)	2,321,371	4.6%
Bonnie Brown	—	—%
All executive officers and directors as a group (9 persons)	6,150,854	11.8%

1.	The address of the officers and directors listed in the table above is: c/o American DG Energy Inc., 45 First Avenue, Waltham, Massachusetts, 02451.

2.
These shares are beneficially owned as of March 18, 2016 and are based solely on corresponding Schedule 13Ds filed by Paris and Aliki Nicolaides, or the Nicolaides 13Ds on March 18, 2016. The Nicolaides 13Ds state the following: Paris and Aliki Nicolaides, the "Reporting Persons", used personal funds to acquire 1,440,000 shares of Common Stock. The remaining 10,196,847 shares of Common Stock, were gifted to the John N. Hatsopoulos 1989 Family Trust for the benefit of Nia and Alexander Hatsopoulos, (the "1989 Family Trust"), the children of John Hatsopoulos. The Reporting Persons are trustees of the 1989 Family Trust. Through their appointment as trustees of the 1989 Family Trust, each Reporting Person is deemed to beneficially own the shares of the common stock held by the 1989 Family Trust. Based on the information provided in the Nicolaides 13Ds, the address of the John N. Hatsopoulos 1989 Family Trust is:c/o American DG Energy Inc., 45 First Avenue, Waltham MA, 02451.

3.
These shares are beneficially owned as of October 14, 2014 and based solely on a Form 4 filed by RBC Holdings (Channel Islands) Limited on October 14, 2014, or the RBC Form 4. The RBC Form 4 reports beneficially ownership of 9,678,536 of Company common stock. This includes (a) 1,621,664 shares of Company common stock and (b) the right to acquire 8,056,872 shares of Company common stock pursuant to the conversion of $17,000,000 in Senior Convertible 6% debentures due 2018 at an exercise price of $2.11 that are convertible within 60 days of April 28, 2016. Based on the information provided in the RBC Form 4, the address of RBC Holdings (Channel Islands) is: 19-21 Broad Street, St Helier, Jersey, Channel Islands, JE1 8PB.

4.
Includes: (a) 2,744,822 shares of our common stock directly held by George N. Hatsopoulos; (b) 546,961 shares of our common stock held by George N. Hatsopoulos and his wife, Daphne Hatsopoulos, as joint tenants, each of whom shares voting and investment power; (c) 2,105,737 shares of our common stock held by The George N. Hatsopoulos Qualified Annuity Trust - 2009 for the benefit of (1) Nicholas Hatsopoulos under Article IV of the Hatsopoulos 1994 Family Trust under instrument of trust dated December 29, 1994, and (2) Marina Hatsopoulos under Article IV of the

Hatsopoulos 1994 Family Trust under instrument of trust dated December 29, 1994, for which George N. Hatsopoulos is the trustee; and (d) 1,369,266 shares of our common stock held by The George N. Hatsopoulos Qualified Annuity Trust - 2011 for the benefit of The George N. Hatsopoulos Irrevocable Trust - 2010, for which L. Joseph Comeau is the trustee.
This amount does not include 2,272,391 shares held in the 1994 Hatsopoulos Family Trust for the benefit of Mr. and Mrs. Hatsopoulos' adult children, for which Mrs. Daphne Hatsopoulos and Mr. Gordon Erhlich are the trustees. Mr. Hatsopoulos disclaims beneficial ownership of the shares held by this trust. George N. Hatsopoulos is not standing for election to the Board.

5.
These shares are beneficially owned as of February 3, 2011 and based solely on a Schedule 13G filed by Nettlestone Enterprises Limited on February 4, 2011, or the Nettlestone 13G. The Nettlestone 13G reports beneficially ownership of 3,548,140 shares of Company common stock. Based on the information in the Nettlestone 13G, the address of Nettlestone Enterprises Limited is P.O. Box 665 Roseneath, The Grange, St. Peter Port, Guernsey GY1-3SJ, Channel Islands, UK.

6.
These shares are beneficially owned as of September 10, 2013 and based solely on a Schedule 13G filed by the Frost Gamma Investment Trust on February 4, 2011, or the Frost Gamma 13G. The Frost Gamma 13G reports beneficially ownership of 2,628,334 shares of Company common stock. Based on the information included in the Frost Gamma 13G, the address for Frost Gamma Investments Trust is 4400 Biscayne Blvd, 6th Floor, Miami, Florida 33137.

7.
These shares are beneficially owned as of December 15, 2015 and based solely on a Schedule 13G/A filed by John N. Hatsopoulos on February 16, 2016, or the John N. Hatsopoulos 13G/A. The John N. Hatsopoulos 13/G/A states Mr. Hatsopoulos' ownership consists of (1) 428,397 shares that are directly owned by Mr. Hatsopoulos who has sole voting and investment control over these shares; (2)  1,137,441 shares of ADGE Common Stock that John N. Hatsopoulos has the right to acquire pursuant to currently convertible 6% senior unsecured convertible debentures; (3) 50,000 shares of ADGE Common Stock held by Pat Limited, a company incorporated in the Commonwealth of The Bahamas controlled by John N. Hatsopoulos; and (4) 36,149 shares of ADGE Common Stock held by Mr. Hatsopoulos wife's IRA. Based on the information in the John N. Hatsopoulos 13G/A, the address for John N. Hatsopoulos is c/o American DG Energy Inc., 45 First Avenue, Waltham, MA 02451.

This amount does not include any ADGE common stock held in the John N. Hatsopoulos 1989 Family Trust. Mr. Hatsopoulos disclaims beneficial ownership of the shares in this trust.

8.	Includes: (a) 1,275,232 shares of common stock; 100,000 shares of restricted common stock and (b) options to purchase 200,000 shares of common stock exercisable within 60 days of April 28, 2016.

9.
Includes: (a) 472,000 shares of common stock; and (b) options to purchase 601,000 shares of common stock exercisable within 60 days of April 28, 2016. Effective February 6, 2015, Mr. Sanders resigned from his positions as Chief Operations Officer and President of the Company, and any other positions he may have had with the Company and the Company’s majority owned subsidiary EuroSite Power. On February 6, 2015, Mr. Sanders entered into a consulting agreement with the Company pursuant to which Mr. Sanders acts as a consultant to the Company. Mr. Sander's consulting agreement provides that his consulting arrangements with the Company will be treated as a continuation of his “Business Relationship” with the Company, as such term is used in the option agreement between Mr. Sanders and the Company. Pursuant to the terms of such option agreement, the continuing Business Relationship between Mr. Sanders and the Company permits Mr. Sanders’ options to continue to vest according to their original schedule, notwithstanding the termination of Mr. Sanders’ employment relationship with the Company.

10.	Includes 35,507 shares of common stock.

11.
Includes 104,497 shares of common stock held directly by Joan Giacinti and 100,000 shares of common stock held by Prime World Corporation, a company controlled by Mr. Giacinti and incorporated in the Dominican Republic. The address for Prime World Corporation is Ave. Pedro Henriquez Urena #150, Santo Domingo, Dominican Republic.

12.	Includes: (a) 15,418 shares of common stock; and (b) options to purchase 100,000 shares of common stock exercisable within 60 days of April 28, 2016.

13.	Includes: (a) 1,000 shares of common stock; and (b) options to purchase 100,000 shares of common stock exercisable within 60 days of April 28, 2016.

14.	Includes 200,842 shares of common stock and options to purchase 45,000 shares of common stock within 60 days of April 28, 2016.

15.
Includes: (a) 143,401 shares of common stock directly controlled by and in the name of Mr. Samaras; (b) 1,088,985 held in the Elias Samaras 2016 Family Trust (the "Elias Samaras Family Trust"). Dr. Samaras is the trustee of the Elias Samaras Family Trust; and (c) 1,088,985 held in the Alexandra Samaras 2016 Family Trust (the "Alexandra Samaras Family Trust"). Dr. Samaras' spouse is the trustee of the Alexandra Samaras Family Trust.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following sets forth certain information regarding our executive officers as of April 28, 2016.

Name of Executive Officers	Age	Position(s)
John N. Hatsopoulos	82	Co-Chief Executive Officer and Director
Benjamin Locke	48	Co-Chief Executive Officer
Bonnie Brown	53	Chief Financial Officer, Treasurer, and Secretary

John N. Hatsopoulos has been a Chief or a Co-Chief Executive Officer of the Company since the organization of the Company in July 2001 and a member of our Board since July 2001. Since 2010 he has been the Chairman of the Board of EuroSite Power, a subsidiary of the Company and since 2000 he has been the Chief Executive Officer and a director of Tecogen, an affiliate of the Company, which is a manufacturer of natural gas, engine-driven commercial and industrial cooling and cogeneration systems. Mr. Hatsopoulos is a co-founder of Thermo Electron Corporation, which is now Thermo Fisher Scientific (NYSE: TMO), and the retired President and Vice Chairman of the board of directors of that company. He is a member of the board of directors of Ilios, GlenRose Instruments Inc., and TEI Biosciences Inc. He is a former member of the board of directors of American CareSource Holdings, Inc. (NASDAQ: ANCI), Agenus Inc. (NASDAQ: AGEN), and Corporation of Northeastern University. The Company, Tecogen, and Ilios, are affiliated companies by virtue of common ownership. Mr. Hatsopoulos graduated from Athens College in Greece, and holds a bachelor’s degree in history and mathematics from Northeastern University as well as honorary doctorates in business administration from Boston College and Northeastern University.

Benjamin M. Locke, age 48, has been our Co-Chief Executive officer since 2014. He is also Co-CEO of Tecogen. Mr. Locke joined Tecogen in June, 2013 as the Director of Corporate Strategy and was promoted to General Manager prior to his appointment as Co-CEO. Previously, Mr. Locke was the Director of Business Development and Government Affairs at Metabolix, responsible for developing and executing plans for partnerships, joint ventures, acquisitions, and other strategic arrangements for commercializing profitable clean energy technologies. Prior to joining Metabolix in 2001, Mr. Locke was Vice President of Research at Innovative Imaging Systems (IISI), a high-technology R&D company. At IISI, he drove the development and implementation of growth strategies for the funding of specialty electronic systems for the United States Government. Mr. Locke has a B.S. in Physics from the University of Massachusetts, an M.S. in Electrical Engineering from Tufts University, and an MBA in Corporate Finance from Boston University.

Bonnie Brown, age 53, has served as the Company’s Chief Financial Officer, Treasurer and Secretary since September 2015. Ms. Brown has also served since September 2015 as the Chief Financial Officer, Treasurer, and Secretary of EuroSite Power Inc., the Company’s subsidiary. She was a Financial Advisor at Barker Financial Group, a strategic wealth management advisement company, from July 2014 to September 2015. She joined Tecogen Inc., an affiliate of the Company, as its Controller in 2005 and became the Chief Financial Officer in 2007 and remained in that position until December 2014. She served from its inception in 2009 to December 2014 as the Chief Financial Officer of Ilios Inc., an affiliate of the Company, which is a high-efficiency heating products company. Prior to joining Tecogen, Ms. Brown was a partner at Sullivan Bille PC, a regional accounting firm, for 15 years where she provided financial, accounting, audit, tax, and business consulting services for mid-sized companies. Ms. Brown has also worked at Enterprise Bank and Trust (NASDAQ:EBTC) as project manager for special assignments including branch acquisitions and information systems transitions in the trust department eventually serving as Internal Audit Director, establishing an in-house audit function. She has also provided independent contractor services for a wide variety of publicly traded and closely held companies, including consulting, internal control and Sarbanes-Oxley compliance services. Ms. Brown is a CPA and holds a B.S. in Accountancy from Bentley College and an M.S. in Computer Information Systems from Boston University.

Executive Compensation

The following table sets forth the compensation of our named executive officers, which consist of our Co-Chief Executive Officers and other executive officers during the fiscal years ended December 31, 2015 and December 31, 2014.

SUMMARY EXECUTIVE COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	All other compensation ($)(6)	Total ($)

John N. Hatsopoulos (1)	2015	1	—	—	—	—	1
Co-Chief Executive Officer	2014	1	—	—	—	—	1

Benjamin Locke (2)	2015	132,300	—	—	—	—	132,300
Co-Chief Executive Officer	2014	16,122	—	—	125,600	—	141,722

Barry J. Sanders (3)	2015	166,514	—	—	—	—	166,514
President and Chief Operating Officer	2014	230,954	50,000	—	78,085	258	359,297

Bonnie Brown (4)	2015	58,000	—	—	19,597	—	77,597
Chief Financial Officer, Secretary, and Treasurer	2014	—	—	—	—	—	—

Gabriel Parmese (5)	2015	149,746	—	—	—	—	149,746
Chief Financial Officer, Secretary, and Treasurer	2014	112,846	—	—	319,338	114	432,298

1.	Mr. Hatsopoulos's annual salary is $1.00.

2.
Mr. Locke became the Company's Co-Chief Executive Officer on October 30, 2014. He is also the Co-CEO of Tecogen and devotes part of his business time to the affairs of Tecogen. In 2014, his salary was paid by Tecogen but a portion was reimbursed by the Company according to the requirements of the business in a given week at a fully burdened hourly rate of $87.55. On average, Mr. Locke spends approximately 50% of his business time on the affairs of the Company, but such amount varies widely depending on the needs of the business.

3.
Mr. Sanders served as the Company’s President and Chief Operating Officer from 2001 until he resigned effective February 6, 2015. He was also the Chief Executive Officer of EuroSite Power, a subsidiary of the Company, and devoted part of his business time to the affairs of EuroSite Power. His salary was paid by the Company but a portion was reimbursed by EuroSite Power according to the requirements of the business in a given week at a fully burdened hourly rate of $122. In 2015, EuroSite Power reimbursed the Company $1,250 for time Mr. Sanders spent on the affairs of EuroSite Power In 2014, EuroSite Power reimbursed the Company $42,063 for time Mr. Sanders spent on the affairs of EuroSite Power. On average, Mr. Sanders spent approximately 25% of his business time on the affairs of EuroSite Power, but such amount varied widely depending on the needs of the business. On February 6, 2015, Mr. Sanders resigned from his positions as President and Chief Operating Officer of American DG Energy Inc., or the Company, and any other positions he may have had with the Company and the Company’s affiliates, including the Company’s majority owned subsidiary EuroSite Power Inc. (the "Employer Group"). Mr. Sanders will continue to serve as a consultant to the Company. Effective February 6, 2015, Mr. Sanders entered into a Separation and Release of Claims Agreement with the Company, or the Agreement. The Agreement provides that, among other things, the Employer Group will make installment payments equal to Mr. Sanders’ current salary for a period of five months (less taxes and other withholdings), will provide health insurance reimbursements for six months at a rate of $1,000 per month, and will allow for continued vesting of certain options to acquire stock of companies in the Employer Group.

4.
Ms. Brown has served as the Company's Chief Financial Officer since September 2015. Ms. Brown devotes part of her business time to the affairs of EuroSite Power. Her salary is paid by the Company, but a portion was reimbursed by EuroSite Power, according to the requirements of the business in a given week at a fully burdened hourly rate of $80. In 2015, EuroSite Power reimbursed the Company $7,097.50 for time Ms. Brown spends on the affairs of EuroSite Power. Ms. Brown spends approximately 25% of her business time on the affairs of EuroSite Power, but such amount varied widely depending on the needs of the business.

5.
Mr. Parmese served as the Company’s Chief Financial Officer from May 2014 until August 2015. Mr. Parmese devoted part of his business time to the affairs of EuroSite Power. His salary was paid by the Company, but a portion was reimbursed by EuroSite Power, according to the requirements of the business in a given week at a fully burdened hourly rate of $80. In 2015, EuroSite Power reimbursed the Company $10,788 for time Mr. Parmese spent on the affairs of EuroSite Power. In 2014, EuroSite Power reimbursed the Company $14,536 for time Mr. Parmese spent on the affairs of EuroSite Power. On average, Mr. Parmese spent approximately 15% of his business time on the affairs of EuroSite Power, but such amount varied widely depending on the needs of the business.

6.	Consists of group life insurance payments.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the outstanding equity awards held by each named executive officer as of December 31, 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date

John N. Hatsopoulos	—	—	—	—
Benjamin Locke (1)	112,500	37,500	1.67	6/3/2018
Benjamin Locke (2)	25,000	75,000	0.95	11/19/2024
Benjamin Locke (3)	50,000	150,000	0.52	12/11/2024
Bonnie J. Brown (4)	—	100,000	0.29	9/2/2025
Barry J. Sanders (5)	50,000	—	0.70	3/14/2015
Barry J. Sanders (6)	576,000	144,000	0.90	12/18/2017
Barry J. Sanders (7)	25,000	75,000	1.24	8/28/2024

1.
Includes stock option award for 150,000 shares of common stock granted on June 3, 2013, with 25% of the shares vesting on June 3, 2014 and an additional 25% of the shares vesting on each of the subsequent three anniversaries thereafter, subject to Mr. Locke’s continued employment and subject to acceleration of vesting upon a change in control.

2.
Includes stock option award for 100,000 shares of common stock granted on November 19, 2014, with 25% of the shares vesting on November 19, 2015 and an additional 25% of the shares vesting on each of the subsequent three anniversaries thereafter, subject to Mr. Locke’s continued employment and subject to acceleration of vesting upon a change in control.

3.
Includes stock option award for 200,000 shares of common stock granted on December 11, 2014, with 25% of the shares vesting on December 11, 2015 and an additional 25% of the shares vesting on each of the subsequent three anniversaries thereafter, subject to Mr. Locke’s continued employment and subject to acceleration of vesting upon a change in control.

4.
Includes stock option award for 100,000 shares of common stock granted on September 2, 2015, with 25% of the shares vesting on each of the subsequent four anniversaries thereafter, subject to Ms. Brown’s continued employment and subject to acceleration of vesting upon a change in control.

5.
Includes stock option award for 50,000 shares of common stock granted on March 14, 2005, with 25% of the shares vesting on March 14, 2006 and an additional 25% of the shares vesting on each of the subsequent three anniversaries thereafter, subject to Mr. Sander’s continued employment and subject to acceleration of vesting upon a change in control.

6.
Includes stock option award for 720,000 shares of common stock granted on December 18, 2007, with 10% of the shares vesting on December 31, 2007 and an additional 10% of the shares vesting on each of the subsequent nine anniversaries thereafter, subject to Mr. Sander’s continued employment and subject to acceleration of vesting upon a change in control.

7.
Includes stock option award for 100,000 shares of common stock granted on August 28, 2014, with 25% of the shares vesting on August 28, 2015 and an additional 25% of the shares vesting on each of the subsequent three anniversaries thereafter, subject to Mr. Sander’s continued employment and subject to acceleration of vesting upon a change in control.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

None of our executive officers has an employment contract or change-in-control arrangement, other than stock and option awards, that contain certain change-in-control provisions such as accelerated vesting due to an acquisition. In the event an acquisition that is not a private transaction occurs while the optionee maintains a business relationship with the Company and the option has not fully vested, the option will become 100% exercisable immediately prior to the closing of the acquisition.

Barry Sanders resigned from his position as President and Chief Operation Officer of the Company on February 6, 2015. Following his resignation, he and the Company entered into a consulting agreement pursuant to which he continues to provide services to the Company. For more additional information regarding the arrangements between Mr. Sanders and the Company, see “Certain Relationships and Related Party Transactions”, below.

Our stock and option awards contain certain change-in-control provisions. Descriptions of those provisions are set forth below:

Stock Awards Change in Control Definition

Change in Control shall mean (a) the acquisition in a transaction or series of transactions by any person (such term to include anyone deemed a person under Section 13(d)(3) of the Exchange Act), other than the Company or any of its subsidiaries, or any employee benefit plan or related trust of the Company or any of its subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided a Change in Control shall not occur solely as the result of an Initial Public Offering or (b) the sale or other disposition of all or substantially all of the assets of the Company in one transaction or series of related transactions.

Option Awards Change in Control Definition

Accelerated vesting due to acquisition. In the event an acquisition that is not a private transaction occurs while the optionee maintains a business relationship with the Company and this option has not fully vested, this option shall become 100% exercisable immediately prior to the closing of the Acquisition.

Definitions. The following definitions shall apply: Acquisition means (1) the sale of the Company by merger in which the stockholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (2) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (3) any other acquisition of the business of the Company, as determined by the Board. Business relationship means service to the Company or its successor in the capacity of an employee, officer, director or consultant. Private transaction means any acquisition where the consideration received or retained by the holders of the then outstanding capital stock of the Company does not consist of (1) cash or cash equivalent consideration, (2) securities which are registered under the Securities the Securities Act of 1933, as amended, or the Securities Act, or any successor statute and/or (3) securities for which the Company or any other issuer thereof has agreed, including pursuant to a demand, to file a registration statement within ninety (90) days of completion of the transaction for resale to the public pursuant to the Securities Act.

DIRECTOR COMPENSATION AND OTHER INFORMATION

Each director who is not also one of our employees will receive a fee of $500 per day for service on those days that the Board or any of the Audit, Compensation or Nominating and Governance Committees hold meetings, or otherwise conduct business. Non-employee directors also will be eligible to receive stock or options awards under our equity incentive plan.

We reimburse all of our non-employee directors for reasonable travel and other expenses incurred in attending Board and committee meetings. Any director who is also one of our employees receives no additional compensation for serving as a director.

The following table sets forth information with respect to director compensation earned for the fiscal year ended December 31, 2015.

SUMMARY DIRECTOR COMPENSATION TABLE

Name	Fees earned or paid in cash ($)(1)	Option awards ($)	All other compensation ($)	Total ($)

Charles T. Maxwell	4,000	—	—	4,000
John N. Hatsopoulos	—	—	—	—
Elias Samaras	1,500	—	—	1,500
Deanna M. Petersen	4,000	—	—	4,000
Christine M. Klaskin	3,500	—	—	3,500
John Rowe	2,000	—	—	2,000
Joan Giacinti	2,000	—	—	2,000

1.
Each director who is not also one of our employees receives a fee of $500 per day for service on those days that our Board or any of the Audit, Compensation or Nominating and Governance Committees hold meetings, or otherwise conduct business.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the outstanding equity awards held by each director as of December 31, 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)

Charles T. Maxwell (1)	200,000	—	2.79	5/24/2017	—	—
Christine M. Klaskin (2)	100,000	—	1.67	1/18/2017	—	—
John Rowe (3)	40,000	40,000	1.54	10/24/2023	—	—
John Rowe (4)	5,000	15,000	0.75	11/18/2024	—	—

1.
Includes: a stock option award for 200,000 shares of common stock granted on May 24, 2012, with 25% of the shares vesting on May 24, 2013 and an additional 25% of the shares vesting on each of the subsequent three anniversaries thereafter, provided that Mr. Maxwell serves as a director or consultant to the Company and subject to acceleration of vesting upon a change in control.

2.
Includes a stock option award for 100,000 shares of common stock granted on January 18, 2012, with 25% of the shares vesting on January 18, 2013, and an additional 25% of the shares vesting on each of the subsequent three anniversaries thereafter, provided that Ms. Klaskin serves as a director or consultant to the Company and subject to acceleration of vesting upon a change in control.

3.
Includes a stock option award for 80,000 shares of common stock granted on October 24, 2013, with 25% of the shares vesting on October 24, 2014, and an additional 25% of the shares vesting on each of the subsequent three anniversaries thereafter, provided that Mr. Rowe serves as a director or a consultant to the Company and subject to acceleration of vesting upon a change in control.

4.
Includes a stock option award for 20,000 shares of common stock granted on November 18, 2014, with 25% of the shares vesting on November 18, 2015, and an additional 25% of the shares vesting on each of the subsequent three anniversaries thereafter, provided that Mr. Rowe serves as a director or a consultant to the Company and subject to acceleration of vesting upon a change in control.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of any publicly traded class of the Company's equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the SEC and the NYSE MKT.  Officers, directors, and greater-than-ten-percent stockholders are required by the SEC's regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 furnished to the Company during the most recent fiscal year, and Forms 5 with respect to its most recent fiscal year, the Company believes that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary, by the executive officers, directors, and security holders required to file the same during the fiscal year ended December 31, 2015 except that John Hatsopoulos, Deanna Petersen, Joan Giacinti and Charles Maxwell each filed one Form 4 late with respect to one transaction.  In addition, John Rowe and Joan Giacinti each filed one Form 4 late with respect to two transactions and Elias Samaras was late in filing three Forms 4 with respect to three transactions.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2015, regarding common stock that may be issued under the Company’s equity compensation plans. Information is included for both equity compensation plans approved by the Company’s stockholders and not approved by the Company’s stockholders (which date back to before the Company became a reporting Company under the Exchange Act).

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in second row)

Equity compensation plans approved by security holders	2,478,000	$1.06	3,200,000
Equity compensation plans not approved by security holders	—	—	—
Total	2,478,000	$1.06	3,200,000

Our management has conducted an assessment of the risks associated with our compensation policies and practices. This process included a review of our compensation programs, a discussion of the types of practices that could be reasonably likely to create material risks, and an analysis of the potential effects on the Company on related risks as a whole. Although we reviewed all of our compensation programs, we paid particular attention to programs involving incentive-based payouts and programs that involve our executive officers. During the course of our assessment, we consulted with the Compensation Committee of our Board. We believe that our compensation programs are designed to create appropriate incentives without encouraging excessive risk taking by our employees. In this regard, our compensation structure contains various features intended to mitigate risk. For example:

•
A portion of the compensation package for our sales-based employees consists of commissions for units sold and installed, which package is designed to link an appropriate portion of compensation to long-term performance, while providing a balanced compensation model overall.

•
Members of the Compensation Committee assist the Board in approving the Company's compensation practices and assist the Board in approving executive compensation, annual incentive compensation plans applicable to sales employees and other compensation plans.

The Board, together with members of the Compensation Committee, has determined that the Company does not employ any compensation plans or practices that create incentives for employees to deliver short-term profits at the expense of generating systematic risks for the Company. Based on this, the Company has concluded that the risks associated with the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company, EuroSite Power, Tecogen, and Ilios, are affiliated companies by virtue of common ownership and common leadership. As of the date of April 28, 2016, the common stockholders include:

•
John N. Hatsopoulos, the Co-Chief Executive Officer and director of the Company who holds approximately 3.2% of its common stock, is also: (a) the Chairman of the Board of Directors of EuroSite Power and holds approximately 4.8% of that company's common stock; (b) the Chief Executive Officer and director of Tecogen and holds 20.2% of that company's common stock; and (c) a director of Ilios and holds 7.2% of that company's common stock.

•
Dr. George N. Hatsopoulos, who is John N. Hatsopoulos' brother, who holds 13.4% of the Company's common stock, is also: (a) a director of Tecogen and holds 18.9% of that company's common stock; and (b) an investor in Ilios and holds 3.1% of that company's common stock.

EuroSite Power is a subsidiary of the Company and American DG New York LLC is a majority owned subsidiary of the Company.

The Company purchases the majority of its cogeneration units from Tecogen, an affiliate company sharing similar ownership. In addition, Tecogen pays certain operating expenses, including benefits and payroll, on behalf of the Company and the Company leases office space from Tecogen. These costs were reimbursed by the Company.

Facilities, Support Services and Business Agreement with Tecogen Inc.

In July 2012, the Company entered into a Facilities, Support Services and Business Agreement, or the Agreement, with Tecogen, to provide the Company with certain office and business support services for a period of one year, renewable annually by mutual agreement. Under the current amendment to the Agreement, Tecogen provides the Company with office space and utilities at a monthly rate of $5,122. On July 1, 2013 and November 12, 2013, the Company entered into Amendments with Tecogen. The Amendments renew the term of the Facilities, Support Services and Business Agreement between the Company and Tecogen. The Amendments further clarify that the total sales thresholds for volume discounts are to be met during a calendar year and that the Company's representation rights may be terminated by either the Company or Tecogen upon 60 days' notice, without cause. The Amendments state that in New England States the Company shall have the right to purchase Cogeneration products directly from Tecogen as described in the agreement so long as the Company's intended use is it to retain long-term ownership of the Cogeneration product and utilize it for the production and sale of electricity and thermal energy. Tecogen will not sell its products to parties for which the intended use is to earn revenue from metered energy to third parties (i.e., ADG Energy “On-Site Utility” energy projects) other than the Company. In cases where the Company has the opportunity to sell Cogeneration products to an unaffiliated party in the New England States and where Tecogen has no other appointed representation in that specific region, the Company may buy/resell the Cogeneration product as specified under the terms of this agreement. If, however, Tecogen has appointed a local exclusive representative in that specific New England region, the Company will defer to the local representative for pricing and other specific details for working cooperatively. The Company has granted Tecogen sales representation rights on its On-Site Utility energy service in California.

The Company allows EuroSite Power to utilize a small portion of the office space it rents from Tecogen.

Sales Representative Agreement with Ilios Inc.

On October 22, 2009, the Company signed a five-year exclusive distribution agreement, or the Sales Representative Agreement, with Ilios, a subsidiary of Tecogen. Under terms of the Sales Representative Agreement, the Company has exclusive rights to incorporate Ilios’ ultra-high-efficiency heating products, such as a high efficiency water heater, in its energy systems throughout the European Union and New England. The Company also has non-exclusive rights to distribute Ilios’ products in the remaining parts of the United States and the world in cases where the Company retains ownership of the equipment for its On-Site Utility business.

On November 12, 2013, the Company entered into the First Amendment to the Sales Representative Agreement with Ilios, or the Amended Sales Representative Agreement. The Amended Sales Representative Agreement allows Ilios to appoint sales representatives in the European Union, or EU, in addition to the Company. In EU nations the Company has the right under the Amended Sales Representative Agreement to purchase Ilios products directly from Ilios at a stipulated price so long as the Company intends to retain long-term ownership of the Ilios product and utilize it for the production and sale of thermal energy. Ilios will not sell its product to parties for which the intended use is to earn revenue from metered energy to third parties other than the Company. In cases where the Company has the opportunity to sell Ilios products to an unaffiliated party in the EU and where Ilios has no other appointed representation in that specific region, the Company may buy/resell the Ilios product as specified under the terms of the Amended Sales Representative Agreement. If, however, Ilios has appointed a local exclusive representative in that specific EU region, the Company will defer to the local representative for pricing and other specific details for working cooperatively. The Company has not yet sold any products under this agreement and, therefore, no amounts have been paid.

Senior Unsecured Convertible Debentures Due 2018

On May 23, 2011, the Company issued $12,500,000 aggregate principal amount of debentures, or the 2018 Debentures, to RBC cees Nominees Limited, the beneficial owner of 16.3% of the Company’s common stock, and to John N. Hatsopoulos, the Company’s Co-Chief Executive Officer. The 2018 Debentures mature on May 25, 2018 and accrue interest at the rate of 6.0% per annum payable on a semi-annual basis. At each holder’s option, the debentures are convertible into shares of the Company’s common stock. The Company has the option to redeem at 115% of Par Value any or all of the debentures after May 25, 2016. The proceeds of the debentures were used in connection with the development and installation of energy systems, business development and for general corporate purposes.

On January 10, 2013, at the request of all holders of the 2018 Debentures, the Company modified through an amendment the terms of the interest payment due to the holders. Under the terms of this amendment, the holders agreed to receive interest payments on an annual basis starting on November 25, 2013 (instead of semi-annual interest payments) and the Company agreed to use the average daily closing price of the Common Stock 10 business days before the interest payment due date in order to determine the conversion price. All other terms and conditions of the Debentures, including interest rate and maturity date, remained the same.

On May 24, 2013, at the request of all holders of the Company’s 2018 Debentures, the Company modified through another amendment the terms of the interest payment due to the holders. Under the terms of the amendment, the holders agreed to receive semi-annual interest payments on May 25th and November 25th in shares of the Company's common stock instead of cash for 2012, 2013 and 2014, provided that the Company's shares are listed on a national securities exchange. Under the terms of this amendment, for the May semi-annual interest payment, the Company used the April average daily closing price of the Company’s common stock in order to determine the conversion price. Likewise, for the November semi-annual interest payment, the Company used the October average daily closing price of the Company’s common stock in order to determine the conversion price. All other terms and conditions of the 2018 Debentures, including interest rate and maturity date, remained the same.

On May 25, 2013, the total interest due to the 2018 Debenture holders was $582,000.  In connection with the May 24, 2013 amendment the Company issued to the debenture holders 316,462 shares of common stock at $1.84 per share, which was the average price of the Company's common stock during the month of April. In connection with this transaction, the Company recorded a reduction of $53,511 of non-cash interest expense, which was the difference between the average stock price and the fair market value on May 25, 2013.

On November 25, 2013, the total interest due to the debenture holders was $582,000.  In connection with the May 25, 2013 amendment the Company issued to the debenture holders 377,391 shares of common stock at $1.54 per share, which was the average price of the Company's common stock during the month of April. In connection with this transaction, the Company recorded an additional charge of $59,562 of non-cash interest expense, which was the difference between the average stock price and the fair market value on October 25, 2013.

On May 25, 2014, the total interest due to the debenture holders was $582,000  The Company issued to the debenture holders 260,154 shares of common stock at $2.24 per share, which was the average price of the Company's common stock during the month of April. In connection with this transaction, the Company recorded an additional charge of $42,368 of non-cash interest expense, which was the difference between the average stock price and the fair market value on May 25, 2014.

On October 3, 2014, the Company entered into a convertible note amendment agreement, or the Note Amendment Agreement, with EuroSite, John N. Hatsopoulos, the Company’s Co-Chief Executive Officer, and certain European investors. In part, the Note Amendment Agreement provided that the holders, or the Holders, of the Company’s existing 6% Senior Unsecured Convertible Debentures Due 2018, originally issued in part on May 23, 2011 and in part on November 25, 2011, in an aggregate principal amount of $19,400,000, or the Old Debentures, could exchange the Old Debentures for like principal amounts of 6% Senior Unsecured Convertible Debentures Due 2018, amended to reflect the prepayment to the Holders of all accrued and future interest under the Old Debentures in shares of common stock of EuroSite, which the Company then owned at a conversion price of $.50 per share, or the New Debentures.

Pursuant to the Note Amendment Agreement and in connection with the payment of the interest currently due on the Old Debentures, the Company issued to the Holders warrants to purchase up to 1,164,000 shares of common stock of EuroSite owned by the Company, or the Warrants, at an exercise price of $.60 per share and an expiration date of October 3, 2017.

Included among the Holders are (i) John N. Hatsopoulos, the Company’s Co-Chief Executive Officer, who was issued a New Debenture in the principal amount of $2,400,000, Warrants to purchase up to 144,000 shares of common stock of EuroSite owned by the Company, and 1,164,000 shares of EuroSite common stock and (ii) a European investor, which was issued New Debentures in the principal amounts of $10,100,000 and $6,900,000, Warrants to purchase up to 1,020,000 shares of common stock of EuroSite owned by the Company and 8,245,000 shares of EuroSite common stock.

In addition, pursuant to the Note Amendment Agreement, the Company converted its 4% Senior Convertible Note Due 2017, originally issued on February 20, 2014, in the aggregate principal amount of $1,100,000 by EuroSite into 2,200,000 shares of EuroSite common stock with any accrued but unpaid interest being paid out in cash.

On September 19, 2014, John Hatsopoulos loaned EuroSite Power $3,000,000 without interest pursuant to a promissory note (the "Loan"). The Loan matures upon a substantial capital raise or on September 19, 2019. Prepayment of principal may be made at any time without penalty. The proceeds of the Loan will be used in connection with the development and installation of current and new energy systems in the United Kingdom and Europe. On December 30, 2014, the EuroSite Power amended and restated the existing promissory note to provide for interest at a rate of 1.85%. During 2015, EuroSite made a prepayment of $1,000,000 on this note. As of December 31, 2015, the outstanding balance on this Loan is $2,000,000.

On July 7, 2015, EuroSite Power entered into a Revolving Line of Credit Agreement, or the Agreement, with Elias Samaras, EuroSite's Chief Executive Officer, President, a member of EuroSite's board of directors, and a member of the Company's board of directors. Under the terms of the Agreement, Mr. Samaras has agreed to lend EuroSite up to an aggregate of $1 million, at the written request of EuroSite. Any amounts borrowed by the EuroSite pursuant to the Agreement will bear interest at 6% per year. Interest is due and payable quarterly in arrears. The term of the Agreement is from June 30, 2015 to June 30, 2017. Repayment of the principal amount borrowed pursuant to the Agreement will be due on June 30, 2017, or the Maturity Date. Prepayment of any amounts due under the Agreement may be made at any time without penalty. The Agreement terminates on the Maturity Date. EuroSite has not yet borrowed any amounts pursuant to the Agreement.

EuroSite Power Inc. Senior Unsecured Convertible Notes

On June 14, 2013, the Company, entered into a subscription agreement with EuroSite Power, the Company's majority owned subsidiary, for $1,100,000 of EuroSite Power's 4% Senior Unsecured Convertible Notes Due 2015, or the Notes, as part of EuroSite Power's $4,000,000 aggregate principal amount private placement of the Notes. The Company guaranteed all amounts payable under the Notes on a subordinated basis.

In connection with the Company's subscription for the Notes, the Company exchanged a promissory note in the principal amount of $1,100,000, originally issued on February 26, 2013, or the Old Note, for a like principal amount of the Notes and received cash for any accrued but unpaid interest on the Old Note. In addition to the Company, the following were included among the investors subscribing for the Notes: Bruno Meier, a director of EuroSite Power, in the amount of $250,000; Prime World Inc., which is controlled by Joan Giacinti, a director of the Company and EuroSite Power, in the amount of $300,000; Charles T. Maxwell, Chairman of the Board of Directors of the Company, in the amount of $250,000; and Nettlestone Enterprises Limited, a shareholder of both the Company and EuroSite Power, in the amount of $300,000.

On February 20, 2014, note exchange agreements, or the Note Exchange Agreements, were accepted by EuroSite Power, pursuant to which the holders of the Notes, including the Company and the above-described investors, exchanged their Notes, in aggregate principal amount of $4,000,000, for like principal amounts of 4% Senior Convertible Notes Due 2017, or the New Notes. Accrued but unpaid interest on the Notes will be treated as accrued interest under the New Notes.

The holders of the New Notes, or the Noteholders, are subject to and entitled to the benefits of the 4% Senior Convertible Notes Due 2015 Noteholders Agreement, dated June 14, 2013, or the Noteholders Agreement, which was entered into in connection with EuroSite Power’s issuance of the Notes. The Noteholders Agreement remains in effect with respect to the New Notes, subject to its amendment by the Note Exchange Agreements, and is referred to hereafter as the Amended Noteholders Agreement. As amended, it reflects the maturity of the New Notes as June 14, 2017 and provides that their initial conversion rate is 1,667 shares of common stock per $1,000 principal amount, subject to adjustment. The amendment also eliminated the Noteholders’ option to extend the Notes that was initially provided for by the Noteholders Agreement.

The Noteholders are also subject to and entitled to the benefits of the registration rights agreement by and among EuroSite Power and the Noteholders, dated June 14, 2013, or the Registration Rights Agreement. The Registration Rights Agreement was also entered into in connection with EuroSite Power’s issuance of the Notes, and remains in effect as follows. The Registration Rights Agreement provides for demand registration rights, such that upon the demand of 30% of the holders of Registrable Securities, as defined in the Registration Rights Agreement, and subject to certain conditions (including EuroSite Power’s eligibility to use a Form S-3 registration statement and a minimum anticipated aggregate offering price, net of selling expenses, of $250,000), EuroSite Power will file a Form S-3 registration statement covering the Registrable Securities requested to be included in such registration, subject to adjustment.

The Company guarantees, or the Guarantees, the amounts payable under the New Notes on a subordinated basis, and on the same terms that it guaranteed the Notes. Among other things, the Guarantees provide that in the event of EuroSite Power's failure to pay principal or interest on a New Note, the Noteholder of such New Note, subject to the terms and conditions set forth in the Amended Noteholders Agreement, may proceed directly against the Company, as guarantor, to enforce the Guarantee without first proceeding against EuroSite Power. The Company, as guarantor, shall be subrogated to all rights of the Noteholders against EuroSite Power in respect of any amounts paid to a Noteholder by the Company on account of such New Note pursuant to the provisions of the Guarantee and the Amended Noteholders Agreement; provided, however, that the Company is not entitled to enforce, or to receive any payments based upon, such right of subrogation until the principal and interest on all of the Notes is paid in full. The Guarantees are subordinate and subject in right of payment to the prior payment in full of all Senior Guarantor Indebtedness, as such term is defined in the Amended Noteholders Agreement of the Company.

Consulting Agreement with Former Executive

Effective February 6, 2015, Mr. Sanders resigned from his positions as Chief Operations Officer and President of the Company, and any other positions he may have had with the Company and the Company’s majority owned subsidiary EuroSite Power. On February 6, 2015, Mr. Sanders entered into a consulting agreement with the Company pursuant to which Mr. Sanders acts as a consultant to the Company. Mr. Sander’s consulting agreement provides that his consulting arrangements with the Company will be treated as a continuation of his “Business Relationship” with the Company, as such term is used in the option agreement between Mr. Sanders and the Company. Pursuant to the terms of such option agreement, the continuing Business Relationship between Mr. Sanders and the Company permits Mr. Sanders’ options to continue to vest according to their original schedule, notwithstanding the termination of Mr. Sanders’ employment relationship with the Company.

Code of Business Conduct and Ethics

The Company has adopted a code of business conduct and ethics that applies to all of the Company’s directors, employees and officers, including the Company’s Co-Chief Executive Officers and Chief Financial Officer. The Company’s code of business conduct and ethics promotes honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the code of business conduct and ethics to an appropriate person or persons identified in the code of business conduct and ethics; and accountability for adherence to the code of business conduct and ethics. The Company’s code of business conduct and ethics is available on the Company’s website at www.americandg.com, or can be obtained by contacting the legal department of American DG Energy Inc., 45 First Avenue, Waltham, Massachusetts, 02451, telephone number (781) 522-6022.

PROPOSAL 2

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Wolf as the Company's independent auditors for the fiscal year ending December 31, 2016. During the 2015 fiscal year, Wolf served as the Company's independent auditors. Although the Company is not required to seek stockholder ratification of this selection, the Company has decided to provide its stockholders with the opportunity to do so. If this proposal is not approved by our stockholders at the 2016 Annual Meeting of Stockholders, the Audit Committee will reconsider the selection of Wolf. Even if the selection of Wolf is ratified, the Audit Committee in its discretion may select a different firm of independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority in voting power of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting and voting for the proposal is required to approve the proposal to ratify the appointment of Wolf as our independent registered public accounting firm for the fiscal year ended December 31, 2016.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Wolf as our independent registered public accounting firm for the fiscal year ended December 31, 2016.

Fees Paid to Principal Accountants

The following table summarizes fees billed to the Company by Wolf for 2015 and McGladrey LLP, the Company's former independent registered public accounting firm, for 2014 for professional services rendered for each of the last two fiscal years of the Company.

	2015	2014
Audit Fees	$122,500	$91,746
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$122,500	$91,746

Audit Fees. The audit fees consist of aggregate fees billed for professional services rendered by the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports.

Audit-Related Fees. The audit-related fees consist of aggregate fees billed for assurance and related services reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”.

Tax Fees. Tax fees consist of aggregate fees billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal and state tax compliance, and tax audit defense.

All Other Fees. There were no other fees billed for professional services rendered by Wolf in the year ending December 31, 2015 and by McGladrey LLP for the year ending December 31, 2014.

Audit Pre-Approval of Policies and Procedures

The Audit Committee’s current policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Committee Approval of Fees

Our Audit Committee approved all audit related fees, tax fees and all other fees listed above provided by Wolf to us during the last two fiscal years of the Company.

CHANGES IN INDEPENDENT REGISTERED ACCOUNTING FIRM

On September 15, 2014, the Audit Committee approved the engagement of Wolf & Company, P.C., or Wolf, as the Company's independent registered public accounting firm. McGladrey LLP, or McGladrey, the Company's former independent registered public accounting firm was dismissed by the Audit Committee.

In deciding to select Wolf, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Wolf and concluded that Wolf has no commercial relationship with the Company that would impair its independence for the fiscal year ended December 31, 2014. During the Company's two most recent fiscal years and the subsequent interim period through August 15, 2014, the Company did not consult Wolf with respect to any of the matters or events listed in Regulation S-K Item 304(a)(2).

The reports of McGladrey on the financial statements of the Company for the years ended December 31, 2013 and 2012 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended December 31, 2013 and 2012 and through August 15, 2014, there were no (i) disagreements between the Company and McGladrey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey, would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years; or (ii) “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

PROPOSAL 3

NON-BINDING ADVISORY PROPOSAL REGARDING EXECUTIVE COMPENSATION.

As required by Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast a non-binding advisory vote on the compensation of its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in this Proxy Statement. The Company believes that it is appropriate to seek the views of its stockholders on the design and effectiveness of the Company's executive compensation program.

Our executive compensation policy is intended to further our interests, as well as those of our stockholders, by encouraging growth of our business through securing, retaining and motivating executives of a high caliber who possess the skills necessary for our development and growth. The Company believes that it achieves these goals by (i) offering competitive base salaries to the named executive officers and (ii) offering the named executive officers participation in equity compensation plans.

The Board of Directors encourages the Company's stockholders to approve the following resolution:

RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and therefore will take such vote into consideration when evaluating the Company's compensation programs and practices applicable to the named executive officers.

Vote Required

This vote is advisory and not binding on the Company. The affirmative vote of the holders of a majority in voting power of the shares of the Company's common stock present in person or represented by proxy at the Annual Meeting and voting for the proposal is required to approve the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the approval of the non-binding advisory proposal regarding executive compensation.

REPORT OF AUDIT COMMITTEE

The purpose of the Audit Committee is to assist the Board in its oversight of (a) the integrity of the Company’s financial statements; (b) the qualifications and independence of the Company’s independent registered public accounting firm; (c) the performance of the independent registered public accounting firm; and (d) the Company’s compliance with legal and regulatory requirements. Management has primary responsibility for the financial statements, reporting process and internal controls. The Company’s independent registered public accounting firm is responsible for auditing the financial statements in accordance with generally accepted auditing standards and issuing an opinion as to whether the Company’s financial statements are, in all material respects, presented fairly in conformity with generally accepted accounting principles. The Audit Committee operates according to a written charter that is available on the Company’s website at www.americandg.com under the “Investors, Corporate Governance” headings.

The Audit Committee’s duties and responsibilities are outlined in its charter and include, among other things, (1) the review of the Company’s financial statements and the independent audit process; (2) the review of critical accounting policies and practices used by the Company; (3) the effect of any proposed changes in accounting principles or practices upon the Company; (4) the consideration and review of the Company’s assessment of the effectiveness of its internal accounting controls; and (5) the selection, retention and termination of the Company’s independent registered public accounting firm. In addition, the committee reviews with management and the Company’s independent registered public accounting firm the financial statements to be included in the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, including the “Management’s Discussion and Analysis” section thereof, and those matters required to be discussed by

Statement of Auditing Standards (SAS) No. 61, as amended by SAS No. 90, Communication with Audit Committees, or SAS No. 61.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, the Audit Committee reviewed and discussed management’s evaluation of the Company’s system of internal control over financial reporting. As part of this process, the Audit Committee examined management’s progress in testing and evaluating the system of internal control over financial reporting and was provided periodic updates from management on the status of such testing and evaluation. The Audit Committee reviewed and discussed with management the effectiveness of the Company’s internal control over financial reporting as well as management’s report.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with the Company’s independent registered public accounting firm, Wolf, and management, the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2015. The Audit Committee has also discussed with the independent registered public accounting firm such matters as are required to be discussed with the Audit Committee by SAS No. 61. In addition, the committee has received written disclosures and a letter from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence.

Based upon the Audit Committee’s review and discussion of the foregoing information and in accordance with the provisions of its charter, the Audit Committee recommended to the Board that the consolidated financial statements of the Company for the fiscal year ended December 31, 2015, as audited by Wolf, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and filed with the SEC. The Audit Committee’s recommendations were made to the Board and, after due consideration, were approved as presented.

The Audit Committee

Charles T. Maxwell
Deanna M. Petersen
Christine M. Klaskin

The foregoing Audit Committee Report, or the Report, shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference in any such document.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

A stockholder who, in accordance with Rule 14a-8, or Rule 14a-8, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, wants to present a proposal for inclusion in the Company's 2017 Proxy Statement and proxy card relating to the 2017 Annual Meeting of Stockholders must submit the proposal by December 30, 2016. In order for the proposal to be included in the Proxy Statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with certain regulations established by the SEC.

Stockholders who wish to present a business proposal or nominate persons for election as directors at the Company's 2017 Annual Meeting of Stockholders must provide a notice of the business proposal or nomination in accordance with Section 1.11 of our Bylaws, in the case of business proposals, or Section 1.10 of our Bylaws, in the case of director nominations. In order to be properly brought before the 2017 Annual Meeting of Stockholders, Sections 1.10 and 1.11 of our Bylaws require that a notice of the business proposal the stockholder wishes to present (other than a matter brought pursuant to Rule 14a-8), or the person or persons the stockholder wishes to nominate as a director, must be received at our principal executive office not less than 90 days, and not more than 120 days, prior to the first anniversary of the Company's prior year's annual meeting. Therefore, any notice intended to be given by a stockholder with respect to the Company's 2017 Annual Meeting of Stockholders pursuant to our Bylaws must be received at our principal executive office no earlier than February 28, 2017 and no later than March 30, 2017. However, if the date of our 2017 Annual Meeting of Stockholders occurs more than 30 days before or 30 days after June 28, 2016, the anniversary of the 2016 Annual Meeting of Stockholders, a stockholder notice will be timely if it is received at our principal executive office by the later of (1) the 120th day prior to such annual meeting or (2) the close of business on the tenth day following the day on which public disclosure of the date of the meeting was made. To be in proper form, a stockholder's notice must include the specified information concerning the stockholder and the business proposal or nominee, as described in Sections 1.10 and 1.11 of our Bylaws.

All proposals must be mailed to the Company's principal executive office, at the address stated herein, and should be directed to the attention of the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015, AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-K. WE WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-K AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER OF AMERICAN DG ENERGY INC., 45 FIRST AVENUE, WALTHAM, MASSACHUSETTS 02451. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF APRIL 29, 2016, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2016 ANNUAL MEETING OF STOCKHOLDERS.

OTHER MATTERS

The Board does not intend to bring any matters before the Annual Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Annual Meeting. Should any other matters be properly presented, the Proxy Agents will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

Copies of the Company's recent reports on Form 10-K and Form 10-Q as filed with the SEC will be promptly provided to stockholders without charge upon written or oral request to John N. Hatsopoulos, Co-Chief Executive Officer, American DG Energy Inc., 45 First Avenue, Waltham, Massachusetts, 02451, telephone number (781) 522-6000. Copies of our Exchange Act reports are also posted on our website at www.americandg.com.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and Proxy Statements with respect to two or more security holders sharing the same address by delivering a single annual report and Proxy Statement addressed to those security holders. This process, which is commonly referred to as “householding”, potentially means extra convenience for security holders and cost savings for companies.

Brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single annual report and Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report and Proxy Statement or, if you think that you are eligible for “householding” and would like to request a single copy of the annual report and Proxy Statement for all of the security holders sharing your same address, please notify your broker and direct your request to John N. Hatsopoulos, Co-Chief Executive Officer, American DG Energy Inc., 45 First Avenue, Waltham, Massachusetts, 02451 telephone number (781) 522-6000.

AMERICAN DG ENERGY INC.
Annual Meeting of Stockholders
June 28, 2016 at 1:00 PM

This proxy card is valid only when signed and dated

The Board of Directors recommends a vote FOR ALL NOMINEES on Proposal 1, and FOR Proposals 2. To vote in accordance with the Board of Directors recommendations, just sign below (no boxes need to be checked).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

1.	To elect seven (7) directors of the Company to serve a term of one (1) year or until their successors are duly elected and qualified:

Nominees:

Charles T. Maxwell	☐
John N. Hatsopoulos	☐
Deanna M. Petersen	☐
John Rowe	☐
Joan Giacinti	☐
Elias Samaras	☐
Christine M. Klaskin	☐

Nominees:

FOR ALL NOMINEES	☐
WITHHOLD AUTHORITY FOR ALL NOMINEES	☐
FOR ALL EXCEPT (see instructions below)	☐

Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and     mark the box next to each nominee you wish to withhold.

2.
To ratify the selection by the Audit Committee of our Board of Directors of the firm of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

FOR	☐
AGAINST	☐
ABSTAIN	☐

3.	To approve the non-binding advisory proposal regarding executive compensation.

FOR	☐
AGAINST	☐
ABSTAIN	☐

Please indicate if you plan to attend this meeting      YES ☐ NO ☐

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Signature _________________________Date: ___________________, 2016
Please sign exactly as your name (s) appear (s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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AMERICAN DG ENERGY INC.
Annual Meeting of Stockholders
June 28, 2016 at 1:00 PM
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints John N. Hatsopoulos, Benjamin Locke, Bonnie Brown, and Charles Maxwell, or any one of them (with full power to act alone), as Proxies of the undersigned, with full power of substitution, to vote all of the common stock of American DG Energy Inc. which the undersigned has the full power to vote at the Annual Meeting of stockholders of American DG Energy Inc. to be held at 45 First Avenue, Waltham, Massachusetts, on Tuesday, June 28, 2016 at 1:00 p.m. local time, and at any adjournments thereof, in the transaction of any business which may come before said meeting, with all the powers the undersigned would possess if personally present and particularly to vote each matter set forth on the reverse side, all as in accordance with the Notice of Annual Meeting and Proxy Statement furnished with this Proxy.

Unless otherwise specified by the undersigned, this proxy will be voted FOR ALL NOMINEES on Proposal 1, FOR Proposal 2, FOR Proposal 3, and also will be voted by the proxy holders at their discretion as to any other matters properly transacted at the Annual Meeting or any postponement or adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

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